Flex Power Generation Inc 9400 Toledo Way Irvine, CA 92618 www.fpgen.com

Ruud van Arent

Director Business Development

Energy Efficient Conversion Turbomachinery B.V.

Pieter Zeemanweg 97

3316 GZ Dordrecht

The Netherlands

March 1, 2013

Subject:	Order Acknowledgement EECT Turbomachinery P.O. dated 31 December 2012

Dear Ruud:

Thank you for the subject purchase order in the amount of 760,000 USD for one (1) FP250 system in accordance with the Flex Power Generation proposal submitted to EECT Turbomachinery.

Thank you for your business and we look forward to a successful project with EECT Turbomachinery.

Sincerely,

/s/ Paul Fukumoto

Paul Fukumoto

Director Business Development

Flex Power Generation Inc

Cc:	Boris Maslov

Mike Levin